SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 17, 2013 Date of earliest event reported: December 12, 2013

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the amendment to Daniel Taitz’s employment agreement included in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, Martha Stewart Living Omnimedia, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Daniel Taitz, which amended Mr. Taitz’s employment agreement. Pursuant to the Agreement, Mr. Taitz will be resigning as Chief Administrative Officer of the Company effective December 31, 2013 and will be providing a general release and waiver of claims. The Agreement does not provide for any additional compensation or benefits beyond those provided for in Mr. Taitz’s employment agreement. The foregoing summary of the Agreement is qualified in its entirety by the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, on December 12, 2013, the Company announced that Joseph Lagani would be stepping down as Chief Revenue Officer of the Company effective December 31, 2013. Pursuant to the terms of his employment agreement, Mr. Lagani will provide a general release and waiver of claims in return for the compensation and benefits set forth in his employment agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	10.1	Letter Agreement between Martha Stewart Living Omnimedia, Inc. and Daniel Taitz, dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: December 17, 2013	By:	/s/ Allison Hoffman
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description
	10.1	Letter Agreement between Martha Stewart Living Omnimedia, Inc. and Daniel Taitz, dated December 13, 2013.

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